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                                                                    EXHIBIT 99.6

HELIX TECHNOLOGY CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

                Your vote is important. Please vote immediately.

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     Vote-by-Internet                               Vote-by-Telephone

Log on to the Internet and go to      OR      Call toll-free
              [-]                                   [-]
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If you vote over the Internet or by telephone, please do not mail your card.

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

      Please mark
[X]   votes as in
      this example.

1. To adopt the Agreement and Plan of Merger, dated as of July 11, 2005, as amended on August 29, 2005, among Brooks Automation, Inc., Mt. Hood Corporation and Helix Technology Corporation ("Helix"):

[ ] FOR                   [ ] AGAINST                   [ ]  ABSTAIN

2. To permit Helix's board of directors or its chairman, in its or his discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve proposal 1 above:

[ ] FOR                   [ ] AGAINST                   [ ]  ABSTAIN

3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF HELIX RECOMMENDS A VOTE "FOR" THE PROPOSALS.

Please sign exactly as your name appears. Joint owners should each sign personally. If acting as attorney, executor, trustee, or in other representative capacity, sign name and title.

Signature: ______  Date: _______  Signature: ______________  Date: _________

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                                   DETACH HERE

                                      PROXY

                          HELIX TECHNOLOGY CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James Gentilcore and Beverly L. Couturier, and each of them as Proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes each of them to represent the undersigned at the Special Meeting of Stockholders to be held on [-], 2005, or any adjournment thereof, and there to vote all the shares of Helix Technology Corporation held of record by the undersigned on [-], 2005, as directed on the reverse side hereof. All previous proxies are hereby revoked.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF EACH OF THE STATED PROPOSALS.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. In addition, in their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

SEE REVERSE   (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)   SEE REVERSE
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